UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 16, 2014

FITT HIGHWAY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-33519 (Commission File Number)	98-0360989 (I.R.S. Employer Identification No.)

26381 Crown Valley Parkway, Suite 230 Mission Viejo, CA 92691 (Address of principal executive offices) (zip code)

(949) 582-5933 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.01	Entry into Material Definitive Agreement

Merger and Plan of Merger

On October 16, 2014, FITT Highway Products, Inc.’s (the “Company”) board of directors (the “Board”) approved an agreement and plan to merge with the Company’s newly formed and wholly-owned subsidiary, Global Future City Holding Inc. (“Global”), a Nevada corporation, to effectuate a name change from FITT Highway Products, Inc. to Global Future City Holding Inc. (the “Name Change”). The Company will be the surviving entity following the merger.

Global was formed solely for the purpose of this Name Change. The Articles of Merger effectuating the merger and Name Change were filed with the Nevada Secretary of State on October 16, 2014, with an effective date of October 29, 2014.

The Company submitted initial documents to the Financial Industry Regulatory Authority (“FINRA”) regarding this Name Change on October 17, 2014. In connection with the Name Change, the Company has applied to change its ticker symbol from FHWY to FTCY. If the Company is not granted its preferred and proposed ticker symbol, FTCY, then the Company has requested FINRA to change its ticker symbol to, FTCH or FTCI instead. FINRA is still reviewing the Company’s submissions.

The Company will announce the completion of FINRA’s review and the effectiveness of the Name Change by filing a subsequent Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FITT Highway Products, Inc.
a Nevada corporation

Dated: October 21, 2014	/s/ Michael R. Dunn
	By:	Michael R. Dunn
	Its:	Chief Executive Officer

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